UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Amazon.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 23, 2006

The 2006 Annual Meeting of Shareholders of Amazon.com, Inc. (the “Annual Meeting”) will be held at 9:00 a.m., Pacific Time, on Tuesday, May 23, 2006 in the Nesholm Family Lecture Hall at Marion Oliver McCaw Hall, 321 Mercer Street, Seattle, WA 98109, for the following purposes:

1. To elect eight Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote “FOR” the election of each of the nominees to the Board and “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors.

The Board of Directors has fixed April 3, 2006 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

All shareholders are invited to attend the Annual Meeting in person. However, even if you expect to be present at the Annual Meeting, we ask that as promptly as possible you either vote via the Internet or by telephone by following the instructions on your proxy card, or mark, sign, date, and return the enclosed proxy card in the postage-paid envelope provided. Shareholders attending the Annual Meeting may vote in person even if they have previously voted. If you are unable to attend the Annual Meeting in person, you can listen to the webcast live, or on replay, by visiting www.amazon.com/ir.

Voting on the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Using the Internet or telephone helps save your company money by reducing postage and proxy tabulation costs.

By Order of the Board of Directors

L. Michelle Wilson Secretary

Seattle, Washington

April 20, 2006

AMAZON.COM, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, May 23, 2006

General

The enclosed proxy is solicited by the Board of Directors of Amazon.com, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., Pacific Time, on Tuesday, May 23, 2006, in the Nesholm Family Lecture Hall at Marion Oliver McCaw Hall, 321 Mercer Street, Seattle, WA 98109, and at any adjournment or postponement thereof.

The Company’s principal offices are located at 1200 12th Avenue South, Suite 1200, Seattle, Washington 98144. This Proxy Statement and the accompanying proxy card are first being mailed to the shareholders of the Company on or about April 20, 2006.

Outstanding Securities and Quorum

Only holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on April 3, 2006, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had 417,512,474 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting.

Proxy Voting

Shares that are properly voted on the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein and “FOR” the ratification of the appointment of the Company’s independent auditors. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in their discretion on such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Mellon Investor Services LLC, the Company’s stock transfer agent, a proxy card for voting those shares will be included with this Proxy Statement. If you own shares in street name, meaning that your shares are held by a bank or brokerage firm or other nominee, you may instead receive a voting instruction form from that institution with this Proxy Statement to instruct it how to vote your shares.

Record holders and many street name holders may vote on the Internet or by telephone. Using the Internet or telephone helps save your company money by reducing postage and proxy tabulation costs.

VOTE BY INTERNET

Shares Held of Record:

http://www.proxyvoting.com/amzn

Shares Held in Street Name:

http://www.proxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read this Proxy Statement.

Go to the applicable website listed above.

Have your proxy card or voting instruction form in hand and follow the instructions. We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.

VOTE BY TELEPHONE

Shares Held of Record: (866) 540-5760

Shares Held in Street Name:

See voting instruction form

Toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read this Proxy Statement.

For record holders, call the toll-free number above. For street name holders, call the telephone number on your voting instruction form.

Have your proxy card or voting instruction form in hand and follow the instructions.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card, on the Internet or by telephone. If you own common stock in street name, you may attend the Annual Meeting but in order to vote your shares at the meeting you must obtain a “legal proxy” from the bank or brokerage firm or other nominee that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the meeting, you may nevertheless change or revoke your vote at the Annual Meeting as described below.

Revocation

If you own common stock of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder owning common stock in street name may change or revoke voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Annual Meeting.

ITEM 1—ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board has fixed the number of Directors constituting the Board at eight. The Nominating and Corporate Governance Committee has recommended and the Board has proposed that the following eight nominees be elected at the Annual Meeting, each of whom will hold office until the next Annual Meeting and until his or her successor shall have been elected and qualified: Jeffrey P. Bezos, Tom A. Alberg, John Seely Brown, L. John Doerr, William B. Gordon, Myrtle S. Potter, Thomas O. Ryder, and Patricia Q. Stonesifer. Each of the nominees is currently a Director of the Company and was elected to the Board at our 2005 Annual Meeting to hold office until the 2006 Annual Meeting and until his or her successor has been elected and qualified. Each properly executed proxy will be voted “FOR” the election of each of these nominees, unless the shareholder indicates on the proxy that votes are to be withheld as to one or more nominees. The eight nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present, in person or represented by proxy shall be elected Directors. Shareholders are not allowed to cumulate their votes in the election of Directors. Withheld votes and broker nonvotes will have no effect on the outcome of the election. Broker nonvotes occur when a person holding shares in street name, meaning through a brokerage firm, does not provide instructions as to how to vote their shares and the broker does not then vote them on the shareholder’s behalf.

Nominees for the Board of Directors

Biographical information regarding each of the nominees for the Board of Directors is set forth below:

Jeffrey P. Bezos, age 42, has been Chairman of the Board of the Company since founding it in 1994 and Chief Executive Officer since May 1996. Mr. Bezos served as President of the Company from founding until June 1999 and again from October 2000 to the present.

Tom A. Alberg, age 66, has been a Director of the Company since June 1996. Mr. Alberg has been a managing director of Madrona Venture Group, L.L.C., a venture capital firm, since September 1999, and a principal in Madrona Investment Group, L.L.C., a private investment firm, since January 1996. Mr. Alberg is also a director of Advanced Digital Information Corporation, as well as several private companies.

John Seely Brown, age 65, has been a Director of the Company since June 2004. Mr. Brown is a visiting scholar at the Annenberg Center for Communication at the University of Southern California. He was the Chief Scientist of Xerox Corporation until April 2002 and director of the Xerox Palo Alto Research Center (PARC) until June 2000. Mr. Brown is also a director of Corning Incorporated, Varian Medical Systems, Inc. and Polycom, Inc.

L. John Doerr, age 54, has been a Director of the Company since June 1996. Mr. Doerr has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since September 1980. Mr. Doerr is also a director of Google Inc., Homestore.com, Inc., Intuit, Inc., PalmOne, Inc. and Sun Microsystems, Inc., as well as several private companies.

William B. Gordon, age 56, has been a Director of the Company since April 2003. Mr. Gordon is a co-founder of Electronic Arts, Inc. and has been Executive Vice President and Chief Creative Officer of Electronic Arts, Inc. since March 1998.

Myrtle S. Potter, age 47, has been a Director of the Company since April 2004. Ms. Potter has been a consultant with Myrtle Potter Consulting, LLC since August 2005. At Genentech, Inc., Ms. Potter was President, Commercial Operations, from March 2004 to August 2005 and Executive Vice President, Commercial Operations and Chief Operating Officer from May 2000 to March 2004. Ms. Potter is also a director of FoxHollow Technologies, Inc.

Thomas O. Ryder, age 61, has been a Director of the Company since November 2002. Mr. Ryder has been Chairman of the Reader’s Digest Association, Inc. since April 1998 and was Chief Executive Officer from April 1998 to December 2005. Mr. Ryder is also a director of The Reader’s Digest Association, Inc. and Starwood Hotels & Resorts Worldwide, Inc.

Patricia Q. Stonesifer, age 49, has been a Director of the Company since February 1997. Ms. Stonesifer has been Chief Executive Officer of the Bill and Melinda Gates Foundation since January 2006 and was its President and Co-chair from June 1997 to January 2006.

Although the Board expects that the eight nominees will be available to serve as Directors, if any of them should be unwilling or unable to serve, the proxies will be voted for the election of such substitute nominees as may be designated by the Board, or the Board may decrease the size of the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Corporate Governance and Related Matters

General

The Board is responsible for the control and direction of the Company. The Board represents and is accountable only to shareholders and its primary purpose is to build long-term shareholder value. The Board has determined that the following seven Directors are independent as defined by NASDAQ rules: Mr. Alberg, Mr. Brown, Mr. Doerr, Mr. Gordon, Ms. Potter, Mr. Ryder, and Ms. Stonesifer.

For additional information on the Company’s corporate governance, including:

•	the Company’s Certificate of Incorporation and Bylaws;

•	the Board of Directors Guidelines on Significant Corporate Governance Issues, which includes policies on shareholder communications with the Board and on Director attendance at the Company’s annual meetings;

•	the charters approved by the Board for the Audit Committee, the Leadership Development and Compensation Committee, and the Nominating and Corporate Governance Committee; and

•	the Code of Business Conduct and Ethics,

please visit the Company’s investor relations website at www.amazon.com/ir, under “Investor Information—Corporate Governance.”

Board Meetings and Committees

The Board meets regularly during the year and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2005, there were five meetings of the Board. All Directors attended at least 80% of the aggregate of the meetings of the Board and committees of which they were members, and each Director attended the Company’s 2005 Annual Meeting of Shareholders.

The Board has established an Audit Committee, a Leadership Development and Compensation Committee, and a Nominating and Corporate Governance Committee. The Committees are responsible to the full Board. The table below provides current membership and meeting information for the last fiscal year for each of the Committees.

Name	Audit Committee		Leadership Development and Compensation Committee		Nominating and Corporate Governance Committee
Jeffrey P. Bezos
Tom A. Alberg	X	*
John Seely Brown					X
L. John Doerr					X	*
William B. Gordon			X
Myrtle S. Potter	X
Thomas O. Ryder	X
Patricia Q. Stonesifer			X	*
Total Meetings in 2005	9		4		2

*	Committee Chair

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.

Audit Committee.    The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and financial reporting process, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. The Board has designated Mr. Alberg as the Audit Committee Financial Expert, as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. The Board has determined that each member is independent as defined by NASDAQ rules for Audit Committee membership.

Leadership Development and Compensation Committee.    The Leadership Development and Compensation Committee evaluates the Company’s programs and practices relating to leadership development, establishes and reviews compensation of the Company’s executive officers, and administers the Company’s equity-based and certain other compensation plans, all with a view toward maximizing long term shareholder value. The Board has determined that each member is independent as defined by NASDAQ rules.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee reviews and assesses the composition of the Board, assists in identifying potential new candidates for Director, recommends candidates for election as Director, and provides a leadership role with respect to corporate governance of the Company. The Board has determined that each member is independent as defined by NASDAQ rules.

The Nominating and Corporate Governance Committee considers candidates for Director who are recommended by its members, by other Board members, by shareholders and by management, as well those identified by any third party search firms retained by the Company to assist in identifying and evaluating possible candidates. The Nominating and Corporate Governance Committee evaluates Director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Nominating and Corporate Governance Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Nominating and Corporate Governance Committee are a commitment to representing the long-term interests of the shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as operations, technology, finance or marketing.

Shareholders wishing to submit recommendations for Director candidates to the Nominating and Corporate Governance Committee must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•	the name, address, and biography of the candidate, and an indication of whether the candidate has expressed a willingness to serve;

•	the name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•	the number of shares of common stock beneficially owned by the shareholder or group of shareholders making the recommendation, the length of time held, and to the extent any shareholder is not a registered holder of such securities, proof of such ownership.

To be considered by the Nominating and Corporate Governance Committee for the 2007 Annual Meeting of Shareholders, a Director candidate recommendation must be received by the Secretary by December 21, 2006.

Compensation of Directors

Directors of the Company do not receive cash compensation for their services as Directors or as members of committees of the Board, but are reimbursed for their reasonable expenses incurred in attending meetings. At the discretion of the Board, Directors are eligible to receive stock-based awards under the Company’s 1997 Stock Incentive Plan (the “1997 Plan”). No Directors were granted stock-based awards for their service in 2005.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of the common stock as of April 3, 2006 (except as otherwise indicated) by (i) each person or entity known by the Company to beneficially own more than 5% of the common stock, (ii) each Director of the Company, (iii) each executive officer of the Company for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, the Company believes that the beneficial owners of common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Jeffrey P. Bezos	101,279,651		24.26%
1200 12th Avenue South, Suite 1200 Seattle, WA 98144

Legg Mason Capital Management, Inc.	75,856,099	(1)	18.17%
Legg Mason Funds Management, Inc.
LMM, LLC
Legg Mason Focus Capital, Inc.
Legg Mason Value Trust, Inc. 100 Light Street Baltimore, MD 21202

The TCW Group, Inc. on behalf of the TCW Business Unit	45,675,834	(2)	10.94%
865 South Figueroa Street Los Angeles, CA 90017

Tom A. Alberg	205,253	(3)	*

John Seely Brown	1,000		*

L. John Doerr	2,919,749	(4)	*

William B. Gordon	38,000	(5)	*

Myrtle S. Potter	2,883		*

Thomas O. Ryder	28,500		*

Patricia Q. Stonesifer	203,883	(6)	*

Richard L. Dalzell	472,500	(7)	*

Diego Piacentini	96,252	(8)	*

Kal Raman	30		*

Thomas J. Szkutak	44,490		*

All Directors and Executive Officers as a group (15 persons)	105,654,416	(9)	25.25%

*	Less than 1%.

(1)	As of December 31, 2005, based on information provided in an amendment to Schedule 13G filed February 14, 2006. Each entity has declared shared voting and investment power over a portion of the reported shares.

(2)	As of December 31, 2005, based on information provided in an amendment to Schedule 13G filed February 13, 2006. The TCW Group, Inc. and certain of its direct and indirect subsidiaries that together constitute the TCW Business Unit have shared voting power with respect to 41,242,653 of the reported shares and have shared investment power with respect to all of the reported shares.

(3)	Includes 22,000 shares held by a charitable trust of which Mr. Alberg is a trustee and as to which he shares voting and investment power. Mr. Alberg disclaims beneficial ownership of the shares of common stock held by the charitable trust.

(4)	Includes 11,454 shares owned by KPCB Information Sciences Zaibatsu Fund II, a California limited partnership (“KPCB Info”). Mr. Doerr is a general partner of KPCB VII Associates, L.P., a California limited partnership, which is the general partner of KPCB Info. Mr. Doerr disclaims beneficial ownership of the shares of common stock held by KPCB Info except to the extent of any indirect pecuniary interest in his distributive shares therein.

(5)	Includes 18,000 shares issuable under stock-based awards vesting from April 4, 2006 through June 3, 2006.

(6)	Includes 180,000 shares issuable under stock-based awards exercisable as of April 3, 2006.

(7)	Includes 370,000 shares issuable under stock-based awards exercisable as of April 3, 2006, 62,500 shares issuable under stock-based awards vesting from April 4, 2006 through June 3, 2006, and 20,000 shares of restricted stock subject to forfeiture if Mr. Dalzell’s employment terminates, which forfeiture risk lapses over time in accordance with a vesting schedule.

(8)	Includes 56,252 shares issuable under stock-based awards vesting from April 4, 2006 through June 3, 2006.

(9)	Includes, in addition to the shares set forth in the table above, 362,225 shares beneficially owned by other executive officers of the Company, of which 180,630 shares are issuable under stock-based awards exercisable as of April 3, 2006, 108,754 shares are issuable under stock-based awards vesting from April 4, 2006 through June 3, 2006, and 10,000 shares are restricted stock subject to forfeiture if the holder’s employment terminates, which forfeiture risk lapses over time in accordance with a vesting schedule.

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth for the year ended December 31, 2005 the compensation received by (i) the Company’s Chief Executive Officer, and (ii) the Company’s other four most highly compensated executive officers based on salary and bonus in the year ended December 31, 2005 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation							Long-Term Compensation Awards					All Other Compensation
		Salary		Bonus			Other Annual Compensation		Restricted Stock Awards(1)			Securities Underlying Options(#)
Jeffrey P. Bezos Chief Executive Officer	2005 2004 2003	$81,840 81,840 81,840		$	— — —		$1,100,000 1,000,000 1,100,000	(2) (2) (2)	$	— — —		$	— — —	$	— — —

Richard L. Dalzell Senior Vice President, Worldwide Architecture and Platform Software, and Chief Information Officer	2005 2004 2003	160,343 211,502 211,502	(3)		— — —		— — —			560,668 405,295 —	(4) (5)		— —		— — —

Diego Piacentini Senior Vice President, Worldwide Retail and Marketing	2005 2004 2003	175,000 175,000 175,000			— — 500,000	(8)	55,905 55,905 65,600	(6) (7) (9)		560,668 405,295 —	(4) (5)		— — —		— — —

Kal Raman Senior Vice President, Worldwide Hardlines	2005 2004 2003	125,000 43,682 —	(12)		383,333 125,000 —	(10) (10)	— — —			— 7,602,000 —	(13)		— — —		832 — —	(11)

Thomas J. Szkutak Senior Vice President and Chief Financial Officer	2005 2004 2003	150,000 150,000 150,000			600,000 600,000 600,000	(10) (10) (10)	— — 3,552	(14)		— — —			— — —		3,250 3,000 9,330	(11) (11) (15)

(1)	As of December 31, 2005, each of Messrs. Dalzell and Piacentini held 44,727 unvested restricted stock units and shares of unvested restricted stock having an aggregate value for each of them of $2,108,878 based on the closing price of the common stock of $47.15 per share as of December 31, 2005. As of December 31, 2005, Mr. Raman held 200,000 unvested restricted stock units having an aggregate value of $9,430,000, and Mr. Szkutak held 285,715 unvested restricted stock units having an aggregate value of $13,471,462, in each case based on the closing price of the common stock of $47.15 per share as of December 31, 2005.

(2)	Represents the approximate incremental cost of security arrangements for Mr. Bezos in addition to security arrangements provided at business facilities and for business travel. The Company believes that all Company-incurred security costs are for the Company’s benefit.

(3)	Mr. Dalzell took an unpaid leave of absence in 2005.

(4)	Represents the aggregate value on date of grant of a restricted stock unit award made on April 7, 2005 with respect to 16,065 shares of common stock based on the closing price on that date. Mr. Dalzell’s restricted stock unit award vests at the rate of 18.75% in August 2008, an additional 18.75% upon completion of each quarter of employment thereafter through May 2009 and an additional 6.25% upon completion of each quarter of employment thereafter until fully vested in May 2010. Mr. Piacentini’s restricted stock unit award vests at the rate of 18.75% in May 2008, an additional 18.75% upon completion of each quarter of employment thereafter through February 2009 and an additional 6.25% upon completion of each quarter of employment thereafter until fully vested in February 2010. The unvested portion of each restricted stock unit award is subject to forfeiture if the holder’s employment terminates. The holder of the restricted stock unit award does not have any of the benefits of ownership of the shares of common stock subject to the award, such as the right to vote the shares or the right to receive dividends, unless and until the award vests and the shares are issued.

(5)	Represents the aggregate value on date of grant of a restricted stock unit award made on April 14, 2004 with respect to 8,662 shares of common stock based on the closing price on that date. Mr. Dalzell’s restricted stock unit award vests at the rate of 25% in August 2008 and an additional 25% upon completion of each quarter of employment thereafter until fully vested in May 2009. Mr. Piacentini’s restricted stock unit award vests at the rate of 25% in May 2008 and an additional 25% upon completion of each quarter of employment thereafter until fully vested in February 2009. The unvested portion of each restricted stock unit award is subject to forfeiture if the holder’s employment terminates. The holder of the restricted stock unit award does not have any of the benefits of ownership of the shares of common stock subject to the award, such as the right to vote the shares or the right to receive dividends, unless and until the award vests and the shares are issued.

(6)	Represents expatriation benefits, including a cost of living and housing allowance in the amount of $40,252 and tax reimbursement in connection with such benefits in the amount of $15,653.

(7)	Represents expatriation benefits, including a cost of living and housing allowance in the amount of $40,829, and tax reimbursement in connection with such benefits in the amount of $15,076.

(8)	Represents a bonus awarded and paid in 2003.

(9)	Represents expatriation benefits, including a cost of living and housing allowance in the amount of $39,971, relocation expenses of $6,937 and tax reimbursement in connection with such benefits in the amount of $18,692.

(10)	Represents a signing bonus. See “Employment Contracts, Termination of Employment and Change-of-Control Arrangements—Employment Arrangements.”

(11)	Represents the value of shares of common stock contributed by the Company under the Company’s 401(k) plan.

(12)	Represents base salary paid to Mr. Raman after he commenced employment on August 26, 2004.

(13)	Represents the aggregate value on date of grant of a restricted stock unit award made to Mr. Raman on September 8, 2004 with respect to 200,000 shares of common stock based on the closing price on that date. This restricted stock unit award vests at the rate of 10% in August 2006, an additional 10% in August 2007, an additional 20% in August 2008, an additional 30% in August 2009 and the remaining 30% in August 2010. The unvested portion of the restricted stock unit award is subject to forfeiture if Mr. Raman’s employment terminates. Mr. Raman does not have any of the benefits of ownership of the shares of common stock subject to the award, such as the right to vote the shares or the right to receive dividends, unless and until the award vests and the shares are issued.

(14)	Represents tax reimbursement in connection with relocation expenses.

(15)	Of this amount, $2,000 represents the value of shares of common stock contributed by the Company under the Company’s 401(k) plan and $7,330 represents payment by the Company of relocation expenses.

Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises during the last fiscal year and the outstanding options held at December 31, 2005, by the named executive officers.

Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey P. Bezos	—	$—	—	—	$—	$—
Richard L. Dalzell	140,000	4,765,283	370,000	700,000	2,534,250	19,297,500
Diego Piacentini	225,008	8,099,742	—	506,268	—	19,855,831
Kal Raman	—	—	—	—	—	—
Thomas J. Szkutak	—	—	—	—	—	—

(1)	Amounts equal the closing price of $47.15 per share of the common stock as of December 31, 2005, less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

Leadership Development and Compensation Committee Report on Executive Compensation

Introduction:    The Leadership Development and Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers.

Compensation Philosophy:    The Company offers compensation packages designed to attract and retain outstanding employees and to reward them for strong company performance. Through broad-based employee ownership of common stock, the Company seeks to align employee financial interests with long-term shareholder value.

Executive officers receive total compensation packages in line with their responsibilities and expertise. The Company believes that the majority of an executive’s compensation should be closely tied to shareholder value. Accordingly, base salaries for executive officers are low but are accompanied by significant stock awards and, in certain cases, cash bonuses.

Base Salaries.    Base salaries for executive officers generally are designed to be significantly less than those paid by similar companies. These lower base salaries are combined with large stock award grants (and at times cash bonuses), so that the major portion of the executive’s pay is tied to shareholder value. In 2005, no executive officer received a salary increase from 2004.

Stock-Based Compensation.    The Company seeks to align the long-term interests of its executive officers with those of its shareholders. As a result, each executive officer receives a significant stock award when he or she joins the Company. Grant sizes are determined based on various subjective factors, primarily related to the individual’s anticipated contributions to the Company’s success, level of expected responsibility, experience and breadth of knowledge, as well as the Company’s stock price at time of grant.

In late 2002, the Company implemented a restricted stock unit program as its primary vehicle for employee stock-based compensation. The Committee believes that restricted stock units align employees’ interests with shareholders over the long term and help efficiently manage overall shareholder dilution from stock awards.

The Leadership Development and Compensation Committee periodically considers whether to grant additional stock awards to each executive officer on an individual basis. The Committee’s assessment is based on various factors including the executive’s past contributions to Company performance and level of responsibility and the Committee’s view of the executive’s anticipated contributions to the Company’s future success. In making grants in 2005, the Committee reviewed total compensation that might be earned by each executive over a multi-year period, including both the expected value of the executive’s existing equity awards and the expected value and vesting schedule of any proposed new stock award.

Bonus Compensation.    In 2005, the Company made fixed bonus payments to two executive officers under pre-existing contractual commitments made when they were hired. The Company may make additional cash bonuses to executive officers from time to time based on performance, potential and the expected value of total compensation over the bonus period. Through stock awards, executive compensation is aligned with long-term stock price performance. The Committee did not establish any performance-based bonus opportunities for executives in 2005 and does not expect to set such bonus opportunities in 2006, although certain non-officer employees do receive performance-based bonuses.

Other Compensation.    The Company pays relocation and related expenses in connection with executive hires. Executives also may participate in the Company’s 401(k) matching program.

Ongoing Review.    The Committee periodically reviews the total compensation estimated to be earned by each executive officer for a multi-year period, including salary, expected value of stock awards and any bonuses. The Committee receives recommendations from the Chief Executive Officer and the Human Resources

Department for compensation changes, if any. While the Committee reviews industry surveys compiled by the Company’s Human Resources Department, it primarily relies on individual performance, potential and historic compensation to target the appropriate level of total compensation for each executive.

The Committee evaluates the Company’s compensation policies on an ongoing basis to determine whether they enable the Company to attract, retain, and motivate key personnel. To meet these objectives, the Company may from time to time increase cash compensation, grant additional stock awards or provide other short- and long-term incentive compensation to executive officers, including Mr. Bezos.

Chief Executive Officer Compensation.    Mr. Bezos received $81,840 in annual cash compensation from the Company during 2005. Mr. Bezos’ compensation was considerably less than may have been paid to an individual with similar responsibilities in a similar business. Due to Mr. Bezos’ substantial ownership in the Company (approximately 24%), Mr. Bezos again requested not to receive additional compensation in 2005, and has never received annual cash compensation in excess of his current amount or any stock-based compensation from the Company. The Company provides security for Mr. Bezos, including security in addition to that provided at business facilities and during business-related travel. The Company believes that all Company-incurred security costs are for the Company’s benefit.

Section 162(m).    Compensation payments in excess of $1 million to the Chief Executive Officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986. The Committee does not expect cash compensation in 2006 to its Chief Executive Officer to be in excess of $1 million. In certain years, cash compensation to some of the Company’s executive officers may be in excess of $1 million and not qualify as performance-based. The Company intends to maintain qualification of its 1997 Stock Incentive Plan for the performance-based exception to the $1 million limitation on deductibility of compensation payments, although not all awards under that plan will qualify for the exception. Restricted stock unit awards granted to executive officers vest based upon an executive’s continued service through the time-based vesting schedule set forth in the underlying agreement, subject in some cases to the satisfaction of certain business criteria intended, among other things, to qualify the award as tax-deductible compensation under Section 162(m)(4)(c) of the Internal Revenue Code.

The Leadership Development and Compensation Committee

Patricia Q. Stonesifer

William B. Gordon

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information concerning the Company’s equity compensation plans as of December 31, 2005:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	17,107,243	(1)	$15.49	(2)	91,435,692	(3)
Equity compensation plans not approved by shareholders	4,815,937		12.60		18,565,561

Total	21,923,180	(4)	14.31		110,001,253

(1)	Includes 10,198,247 shares issuable pursuant to restricted stock unit awards, which awards may only be granted under the Company’s shareholder-approved 1997 Plan. There is no exercise price associated with a restricted stock unit award.

(2)	Calculation excludes shares subject to restricted stock unit awards.

(3)	For the fiscal years 2001 through 2010, the maximum number of shares issuable pursuant to the 1997 Plan is increased as of the first day of each fiscal year of the Company by an amount equal to (a) the lesser of (i) 4% of the outstanding common stock as of the end of the immediately preceding fiscal year, and (ii) 15 million shares, or (b) a lesser amount as determined by the Leadership Development and Compensation Committee.

(4)	Excludes 26,048 shares of common stock issuable upon exercise of stock options having a weighted average exercise price of $2.56 that are outstanding under stock option plans assumed by the Company as a result of acquisitions.

Equity Compensation Plans Not Approved By Security Holders.    The Board adopted the 1999 Nonofficer Employee Stock Option Plan (the “1999 Plan”) to enable the grant of nonqualified stock options to employees, consultants, agents, advisors and independent contractors of the Company and its subsidiaries who are not officers or Directors of the Company. The 1999 Plan has not been approved by the Company’s shareholders. The Leadership Development and Compensation Committee is the administrator of the 1999 Plan, and as such determines all matters relating to options granted under the 1999 Plan, including the selection of the recipients, the size of the grants and the conditions to vesting and exercisability. The Leadership Development and Compensation Committee has delegated authority to make grants under the 1999 Plan to another committee of the Board and to certain officers of the Company, subject to specified limitations on the size and terms of such grants. A maximum of 40 million shares of common stock were reserved for issuance under the 1999 Plan. The 1997 Plan is the only plan that allows the Company to issue restricted stock units, the Company’s primary form of equity compensation since 2002.

STOCK PRICE PERFORMANCE GRAPH

The graph set forth below compares cumulative total return on the common stock with the cumulative total return of the Morgan Stanley Technology Index, the NASDAQ U.S. Index, and the S&P Retailing Index, resulting from an initial investment of $100 in each and, except in the case of the Morgan Stanley Technology Index, assuming the reinvestment of any dividends, based on closing prices, for the period from December 31, 2000 to December 31, 2005.

Note: Stock price performance shown in the Stock Price Performance Graph for the common stock is historical and not necessarily indicative of future price performance.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND

CHANGE-OF-CONTROL ARRANGEMENTS

Option Plans

1997 Stock Incentive Plan and 1999 Nonofficer Employee Stock Option Plan.    In the event of (i) the merger or consolidation of the Company in which it is not the surviving corporation pursuant to which shares of common stock are converted into cash, securities or other property (other than a merger in which holders of common stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange or other transfer of all or substantially all of the Company’s assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of common stock of any plan or proposal for the Company’s liquidation or dissolution (each a “Corporate Transaction”), the Leadership Development and Compensation Committee will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of stock-based awards under the 1997 Plan and the 1999 Plan or the substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the Leadership Development and Compensation Committee determines that no such assumption or substitution will be made, vesting of outstanding awards under the 1997 Plan and the 1999 Plan will automatically accelerate so that such awards become 100% vested and exercisable immediately before the Corporate Transaction.

Employment Arrangements

Richard L. Dalzell.    Mr. Dalzell’s 1997 employment offer letter provided for an initial annual salary of $200,000. Mr. Dalzell’s employment is for no specified length of time.

Diego Piacentini.    Mr. Piacentini’s 2000 employment offer letter provided for an initial annual salary of $175,000. Mr. Piacentini’s employment is for no specified length of time. As additional consideration for entering into a confidentiality, noncompetition and invention assignment agreement with the Company, the Company paid Mr. Piacentini $400,000 in February 2000, in accordance with his employment offer letter. Mr. Piacentini’s employment offer letter also entitles him to certain benefits related to his relocation from Italy, including a cost of living and housing allowance.

Thomas J. Szkutak.    Mr. Szkutak’s 2002 employment offer letter provided for an initial annual salary of $150,000. Mr. Szkutak’s employment is for no specified length of time. In addition to Mr. Szkutak’s base salary, he received a bonus in the amount of $500,000 with his first regular paycheck. Subject to certain conditions noted below, Mr. Szkutak is also entitled to receive a signing bonus in the amount of $2,400,000, payable in equal monthly installments of $50,000 commencing October 2002 through September 2006. In the event Mr. Szkutak’s employment is terminated for any reason prior to September 30, 2006, he will forfeit all subsequent installments. The Company also granted Mr. Szkutak a restricted stock unit award with respect to 500,000 shares of common stock pursuant to his employment offer letter, 28.5714% of which vested on October 1, 2004 and an additional 14.2857% of which vests on each October 1 thereafter until fully vested on October 1, 2009.

Kal Raman (also known as Kalyanaraman Srinivasan).    Mr. Raman’s 2004 employment offer letter provided for an initial annual salary of $125,000. Mr. Raman’s employment is for no specified length of time. In addition to Mr. Raman’s base salary, he received a signing bonus in the amount of $800,000, payable in monthly installments of $25,000 commencing September 2004 through August 2005 and monthly installments of $41,667 commencing September 2005 through August 2006. In the event Mr. Raman’s employment is terminated for any reason prior to August 26, 2006, he will forfeit all subsequent installments. The Company also granted Mr. Raman a restricted stock unit award with respect to 200,000 shares of common stock pursuant to his employment offer letter, 10% of which will vest on August 26, 2006, an additional 10% of which will vest on August 26, 2007, an additional 20% of which will vest on August 26, 2008, an additional 30% of which will vest on August 26, 2009 and the remaining 30% of which will vest on August 26, 2010.

ITEM 2—RATIFICATION OF APPOINTMENT OF ERNST & YOUNG, LLP

Under rules and regulations of the Securities and Exchange Commission, the Audit Committee is directly responsible for the appointment of the Company’s independent auditors. The Audit Committee has appointed, and is requesting ratification by the shareholders of the appointment of, the registered public accounting firm of Ernst & Young LLP (“E&Y”) to serve as independent auditors for the fiscal year ending December 31, 2006. The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter is required to ratify the selection of E&Y. Broker nonvotes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of E&Y. If shareholders do not ratify the selection of E&Y, the Audit Committee will evaluate the shareholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2007 fiscal year. In addition, if shareholders ratify the selection of E&Y as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select E&Y or another registered public accounting firm as the Company’s independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF E&Y AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

AUDITORS

Representatives of E&Y are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders.

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements and its internal controls, and the reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q. These fees also include statutory and other audit work performed with respect to certain of the Company’s subsidiaries. The aggregate audit fees billed to the Company by E&Y for the fiscal year ended December 31, 2005 were $3,853,000. The aggregate audit fees billed to the Company by E&Y for the fiscal year ended December 31, 2004 were $3,750,000.

Audit-Related Fees

Audit-related fees include accounting advisory services related to the accounting treatment of transactions or events, including acquisitions, and to the adoption of new accounting standards, as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements. For 2005, audit-related fees also include fees associated with conforming our U.S. financial statements to Japan disclosure requirements, translation of financial statements and issuance of a related report. The aggregate audit-related fees billed to the Company by E&Y for the fiscal year ended December 31, 2005 were $171,000. The aggregate audit-related fees billed to the Company by E&Y for the fiscal year ended December 31, 2004 were $140,000.

Tax Fees

Tax fees were for tax reconciliation services for certain international entities. The aggregate tax fees billed to the Company by E&Y for the fiscal year ended December 31, 2005 were $2,500. No tax fees were billed to the Company by E&Y for the fiscal year ended December 31, 2004.

All Other Fees

No other fees were billed to the Company by E&Y for the fiscal year ended December 31, 2005. For the fiscal year ended December 31, 2004, E&Y billed to the Company $40,000 as other fees for conforming U.S. financial statements to Japan disclosure requirements, translation of financial statements, and issuing a related report. This work was reclassified as an audit-related service in 2005.

Pre-Approval Policies and Procedures

All of the fees described above under this Item 2 were approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by the Company’s independent auditors. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by E&Y if they are initiated within eighteen (18) months after the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration under the policy. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to each of its members. Any member who exercises this authority must report any pre-approval decisions to the full Audit Committee at its next meeting.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditors are engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2005 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee

Tom A. Alberg

Myrtle S. Potter

Thomas O. Ryder

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Two brothers of Kal Raman, an executive officer of the Company, are employees of the Company and earn annual salaries of approximately $130,000 and $110,000, respectively. They also have been awarded signing bonuses and restricted stock unit grants consistent with bonuses and grants provided to other Company employees of the same level with similar responsibilities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2005, its officers, Directors and greater-than-10% shareholders timely filed all reports required by Section 16(a).

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Company. Georgeson Shareholder Communications, Inc. will distribute proxy materials to beneficial owners, may solicit proxies by personal interview, mail, telephone, and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. The Company will pay Georgeson Shareholder Communications $5,000 for its proxy solicitation services and will reimburse Georgeson Shareholder Communications for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by Directors, officers and other employees of the Company without additional compensation.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters that the Company intends to present, or has reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy card for the 2007 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Secretary of the Company on or before December 21, 2006. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement.

In addition, the Company’s Bylaws include advance notice provisions that require shareholders desiring to bring nominations for Directors or other business before an annual shareholders meeting to do so in accordance with the terms of the advance notice provisions regardless of whether the shareholder seeks to include such matters in the Proxy Statement pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the Bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2007 Annual Meeting of Shareholders other than pursuant to

Rule 14a-8 must provide written notice of the nominations or other business they wish to propose to the Secretary no earlier than February 22, 2007, and no later than March 24, 2007. However, in the event the 2007 Annual Meeting of Shareholders is to be held on a date that is more than 30 days before or more than 60 days after May 23, 2007, then such notice must be received not earlier than the 90th day prior to the date of the 2007 Annual Meeting of Shareholders, and not later than the later to occur of (i) the 60th day prior to the date of such annual meeting, or (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure was made. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND PROXY STATEMENT

A copy of the Company’s combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Annual Report”), accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank or brokerage firm or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2005 Annual Report have been sent to your address. Each shareholder will continue to receive a separate voting instruction form.

If you would like an additional copy of the 2005 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting “Financial Documents” at www.amazon.com/ir. Alternatively, we will promptly send a copy to you upon request by mail to Investor Relations, Amazon.com, Inc., P.O. Box 81226, Seattle, Washington 98108-1226, or by calling 1-800-426-6825.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

If you own shares in street name, you can also register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name can register for electronic delivery at http://www.icsdelivery.com/amzn. Electronic delivery of shareholder communications helps save your company money by reducing printing and postage costs.

April 20, 2006

Re: Amazon.com, Inc. 2006 Annual Meeting of Shareholders

Dear 401(k) Plan Participant:

The Amazon.com 401(k) Plan allows each plan participant to direct the voting of the shares of common stock of Amazon.com, Inc. that are held in the participant’s 401(k) plan account. By following the instructions for internet or telephone voting on the enclosed proxy card, or by marking, signing and mailing the proxy card in the envelope provided, you may instruct Vanguard Fiduciary Trust Company, the trustee of the Amazon.com 401(k) Plan, how to vote the shares of the Company credited to your 401(k) plan account on the matters presented at the Company’s 2006 Annual Meeting. The Plan trustee will vote as you have directed. All shares for which a proxy card was not timely received will be voted by the trustee on each matter in the same proportion as shares actually voted by participants who timely delivered proxy cards. Your proxy card will be kept confidential and will not be disclosed to the Company.

Participant proxy cards will be tabulated by the Company’s transfer agent, Mellon Investor Services. To be timely, your proxy card must be received by Mellon Investor Services no later than 11:59 PM Eastern Time on May 18, 2006.

The Proxy Statement for the 2006 Annual Meeting and the Company’s 2005 Annual Report can be viewed online at www.amazon.com/ir.

VOTING VIA THE INTERNET OR BY TELEPHONE IS FAST AND CONVENIENT, AND YOUR VOTE IS IMMEDIATELY CONFIRMED AND TABULATED. USING THE INTERNET OR TELEPHONE HELPS SAVE YOUR COMPANY MONEY BY REDUCING

POSTAGE AND PROXY TABULATION COSTS.

P R O X Y

AMAZON.COM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey P. Bezos, Thomas J. Szkutak and L. Michelle Wilson, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Time, on May 23, 2006 in the Nesholm Family Lecture Hall at Marion Oliver McCaw Hall, 321 Mercer Street, Seattle, Washington 98109, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card and upon such other matters as may be properly presented.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED:

•      “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE ACCOMPANYING PROXY STATEMENT; AND

•      “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

You may now access your AMAZON.COM account online.

Access your Amazon.com shareholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for Amazon.com, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit www.melloninvestor.com and follow the instructions provided.

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ® is a registered trademark

of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN ITEM 1 AND “FOR” ITEM 2.	Please Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” Item 1.	FOR	WITHHELD FOR ALL	The Board of Directors recommends a vote “FOR” Item 2.	FOR	AGAINST	ABSTAIN
ITEM 1 - ELECTION OF DIRECTORS	☐	☐	ITEM 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐

Nominees: 01 Jeffrey P. Bezos 02 Tom A. Alberg 03 John Seely Brown 04 L. John Doerr 05 William B. Gordon 06 Myrtle S. Potter 07 Thomas O. Ryder 08 Patricia Q. Stonesifer

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in the space below. __________________________________________________			Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature(s):	Date:

Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, and administrators should sign in their official capacity, giving their full title as such. Partnerships should sign in the partnership name by the authorized person(s).

é  FOLD AND DETACH HERE  é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on May 22, 2006.

Amazon.com encourages you to vote via the Internet or by telephone.

Each is a cost effective method of voting and saves your Company money.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/amzn Have your proxy card in hand when you access the web site	OR	Touch-Tone Telephone 1-866-540-5760 Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the 2005 Annual Report and the Proxy

Statement in connection with the Annual Meeting at

www.amazon.com/ir

P R O X Y

AMAZON.COM, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Amazon.com, Inc., a Delaware corporation (the “Company”), hereby appoints Jeffrey P. Bezos, Thomas J. Szkutak and L. Michelle Wilson, or any one of them, with full power of substitution in each, as proxies to cast all votes that the undersigned is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 9:00 a.m., Pacific Time, on May 23, 2006 in the Nesholm Family Lecture Hall at Marion Oliver McCaw Hall, 321 Mercer Street, Seattle, Washington 98109, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card and upon such other matters as may be properly presented.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED:

•      “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE ACCOMPANYING PROXY STATEMENT; AND

•      “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

The undersigned hereby acknowledges receipt of the Company’s Proxy Statement in connection with the Annual Meeting and hereby revokes any proxy or proxies previously given.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN ITEM 1 AND “FOR” ITEM 2.	Please Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

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The Board of Directors recommends a vote “FOR” Item 1.	FOR	WITHHELD FOR ALL	The Board of Directors recommends a vote “FOR” Item 2.	FOR	AGAINST	ABSTAIN

ITEM 1 - ELECTION OF DIRECTORS	☐	☐	ITEM 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐

Nominees:

01 Jeffrey P. Bezos

02 Tom A. Alberg

03 John Seely Brown

04 L. John Doerr

05 William B. Gordon

06 Myrtle S. Potter

07 Thomas O. Ryder

08 Patricia Q. Stonesifer

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